UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2007, Mr. Joseph T. Moss, Jr., resigned as the President and Chief Operating Officer of Appalachian Bancshares, Inc. (the “Company”), and its subsidiary bank, Appalachian Community Bank (the “Bank”), effective immediately. Mr. Moss also resigned from the Board of Directors of Appalachian Community Bank, F.S.B., the Company’s wholly owned thrift subsidiary. Tracy R. Newton, the Company’s Chief Executive Officer and former President, and J. Keith Hales, the Company’s Executive Vice President and Chief Financial Officer, will assume Mr. Moss’s duties.

On September 7, 2007, the Company entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with Mr. Moss, the terms of which provide that Mr. Moss will refrain from engaging in certain competitive activity for a period of six months following his employment with the Company. In addition, Mr. Moss has agreed to release the Company from any claims that he may have. In consideration of these and other commitments from Mr. Moss, the Company will pay Mr. Moss six monthly payments of $34,375 and pay for his COBRA health insurance coverage for a period of six months; provided, that the COBRA payments will cease if Mr. Moss becomes covered under a different health insurance plan. The Separation Agreement also provides for an initial severance payment of $45,734.50. In addition, Mr. Moss will retain his vested or accrued rights and benefits under the Salary Continuation Agreement dated August 11, 2006, by and among the Corporation, the Bank and Mr. Moss, as administered by Clark Consulting, and under the Company’s stock option plans. Mr. Moss also has the right to revoke the Separation Agreement for a seven-day period following his execution thereof. In the event Mr. Moss exercises such right, Mr. Moss’s resignation will remain effective as of September 7, 2007, and Mr. Moss would not receive any severance benefits or payments.

A copy of the press release that the Company issued on September 10, 2007, announcing Mr. Moss’s resignation, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton Chief Executive Officer

Dated: September 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 10, 2007.